LIMITED POWER OF ATTORNEY

I,   Mitchell Briskin    , of              Sherborn , Massachusetts   ,
 hereby appoint Carl H. Guild, Jr. of Andover, Massachusetts and Michael Malone of
Littleton, Massachusetts, each acting individually, my true and lawful attorney in fact (my
"Attorney") for me and in my name, to do all things necessary with respect to the preparation, execution and filing of documents as required under section 16 of the Securities and Exchange Act of 1934, hereby ratifying and affirming that which my Attorney shall lawfully do or cause to be done by virtue of the powers herein conferred.

This power of attorney shall not be affected by my subsequent disability or incapacity.

Executed as a sealed instrument this     9th    day of       March       , 2000

      /s/   Mitchell Briskin
Name.   Mitchell Briskin

STATE OF        Massachusetts                          .
    Suffolk     , SS.            3/9/00       ,
Then personally appeared the above-named            Mitchell B. Briskin         and
acknowledged the foregoing to be his free act and deed, before me
    /s/  Suzanne Chandler          .
 Notary Public
 My Commission Expires:

 Suzanne O. Chandler
 Notary Public
 Commonwealth of Massachusetts
 My Commission Expires Jun 26, 2003